UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

N/A
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 12, 2013, Motorcar Parts of America, Inc. (the "Company") issued a press release announcing its earnings for the fiscal quarter ended September 30, 2013 which is being furnished as Exhibit 99.1.

Item 8.01	Other Events

On November 12, 2013, the Company issued a press release announcing entry into an amended and restated $125 million credit facility (the "Agreement"), comprised of a $95 million term loan and a $30 million revolving credit facility with Cerberus Business Finance, LLC as collateral agent and PNC Bank, National Association, a member of PNC Finance Services Group, Inc. (NYSE: PNC), as administrative agent. A copy of that press release is furnished as Exhibit 99.2. The Company previously disclosed entry into the Agreement and filed a copy of the Agreement as Exhibit 10.7 to its quarterly report on Form 10-Q which was filed on November 12, 2013.

Item 9.01.	Financial Statements and Exhibits.

The following are being furnished as exhibits to this report:

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated November 12, 2013 regarding item 2.02
99.2	Press Release dated November 12, 2013 regarding item 8.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: November 13, 2013	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel